Exhibit 99.1

China Biologic Announces Pricing of Public Offering of Common Stock

BEIJING, China – June 27, 2014 – China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), a leading plasma-based biopharmaceutical company in China, today announced the pricing of a follow-on offering of 1,550,000 shares of common stock at a public offering price of $38.00 per share. The Company will be offering 800,000 shares and a selling stockholder will be offering 750,000 shares of common stock. In addition, the underwriters have a 30-day option to purchase up to 120,000 additional shares of common stock from the Company and 112,500 additional shares of common stock from the selling stockholder.

The Company intends to use the proceeds from the offering primarily for general corporate purposes. In addition, if appropriate opportunities arise in the future to acquire or invest in complementary businesses, products or technologies, the Company may use a portion of the net proceeds for such acquisition or investment. The Company will not receive any proceeds from the sale of shares by the selling stockholder.

Morgan Stanley & Co. International plc is acting as the sole book-running manager for the offering and Aegis Capital Corp. is acting as a co-manager.

The offering will be made pursuant to three shelf registration statements that are already effective with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement (as supplemented by two issuer free writing prospectuses) and the accompanying prospectuses relating to the offering have been filed with the SEC and are available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectuses, when available, may also be obtained by contacting (i) Morgan Stanley, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY, 10014, United States of America, or by calling 1-866-718-1649, or by email at prospectus@morganstanley.com; or (ii)Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, or by calling 212-813-1010, or by email at prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectuses.

About China Biologic

China Biologic is a leading plasma-based biopharmaceutical company in China. The Company's products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosages of plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and inoculation centers, as well as distributors, in China. For additional information, please see the Company's website www.chinabiologic.com.

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Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements about the proposed offering and the use of the offering proceeds that involve risks and uncertainties. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include stock market conditions and our ability to complete the offering on acceptable terms. Please refer to China Biologic filings with the SEC for more information on the risk factors that could cause our actual results to differ. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:

China Biologic Products, Inc.
Mr. Ming Yin
Vice President
Phone: +86-10-6598-3099
Email: ir@chinabiologic.com

ICR Inc.
Mr. Bill Zima
Phone: +86-10-6583-7511 or +1-646-405-5191
E-mail: william.zima@icrinc.com

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